UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 10, 2018

Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-38530 (Commission File Number)	82-4005693 (IRS Employer Identification No.)

47 Hulfish Street, Suite 210 Princeton, New Jersey (Address of principal executive offices)	08542 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 — Other Events.

On December 10, 2018, Essential Properties Realty Trust, Inc. issued a press release announcing that its Board of Directors declared a cash dividend of $0.21 per share of common stock for the quarter ending December 31, 2018. This represents an annualized dividend of $0.84 per share. The dividend is payable on January 14, 2019 to stockholders of record as of the close of business on December 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: December 10, 2018	By:	/s/ Hillary P. Hai
Hillary P. Hai
Chief Financial Officer